SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 18, 2003
                                 Date of Report
                        (Date of earliest event reported)

                               MEDI-HUT CO., INC.
               (Exact name of Registrant as specified in charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)


     000-27119                                        22-2436721
(Commission File No.)                       (IRS Employer Identification Number)

                               1345 Campus Parkway
                         Wall Township, New Jersey 07753
                     (Address of Principal Executive Office)

                                 (732) 919-2799
              (Registrant's telephone number, including area code)

                                 Not Applicable
                 (Former Address, if changed since last Report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

      We issued a press release on August 18, 2003 announcing that we have reached an agreement to settle the class action lawsuits commenced in March, 2002 against the company and certain of our former officers and directors. We also announced that earlier this year we repaid the outstanding balance of our line of credit with PNC Bank. In addition, we announced the assignment to the company of certain intellectual property by our former chief executive officer, and the sale of the majority of our remaining Syntest inventory. A copy of the press release dated August 18, 2003 is attached as Exhibit 99.1.

      On August 20, 2003, we issued a press release announcing that the action commenced against us by the Securities and Exchange Commission has been settled. A copy of the press release dated August 20, 2003 is attached as Exhibit 99.2.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

         99.1     Press Release dated August 18, 2003.
         99.2     Press Release dated August 20, 2003.

      Certain statements in this report are forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. For a list and description of such risks and uncertainties, see the reports filed by Medi-Hut Co. Inc. with the Securities and Exchange Commission.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MEDI-HUT CO. INC.

DATE:  August 21, 2003             By:   /s/ David R. LaVance
                                       ----------------------
                                   David R. LaVance
                                   Chairman and Chief Executive Officer


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


EXHIBIT INDEX

Exhibit
Number                     Description

99.1                       Press Release dated August 18, 2003.
99.2                       Press Release dated August 20, 2003.


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